                                                                     EXHIBIT 9.2

                             U.S. TECHNOLOGIES INC.
                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated this 27th day of September, 2000, by and between U.S. TECHNOLOGIES INC., a Delaware corporation ("USXX"), and CHRISTOPHER J. WEILER, ALLAN OUTLAW, JASON PARIKH, CHARLES MILLAR, DENIS SEYNHAEVE, and JOHN SABANOSH (each, a "Stockholder" and, collectively, the "Stockholders").

                                    RECITALS:

         WHEREAS, the Stockholders currently beneficially own (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $0.01 per share ("Shares"), of On-Site Sourcing, Inc., a Delaware corporation ("ONSS"), shown on Schedule A; and

         WHEREAS, as a condition of entering into the Agreement and Plan of Merger, made as of the date hereof, by and between USXX and ONSS (the "Merger Agreement"), USXX has requested that the Stockholders agree, and the Stockholders have agreed (i) to enter into a voting agreement and (ii) to give USXX an irrevocable proxy, coupled with an interest, to vote the Shares held by the Stockholders, in each case as more fully set forth herein;

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Agreement to Vote Shares. Each Stockholder agrees during the term of this Agreement to vote, or cause to be voted, the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares acquired after the date hereof, in person or by proxy, in favor of the Merger (as defined in the Merger Agreement), the adoption and approval of the Merger Agreement (without any material changes thereto) and the approval of the transactions contemplated by the Merger Agreement at every meeting of the stockholders of ONSS at which such matters are considered and at every adjournment thereof.

         2. Grant of Irrevocable Proxy. Each Stockholder hereby grants to USXX an irrevocable proxy, which proxy is coupled with an interest because of the consideration recited herein, to exercise, at any time and from time to time, all rights and powers of the Stockholder with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto to vote, give approvals, and receive and waive notices of meetings for purposes of securing the approval and adoption by the stockholders of ONSS of the Merger Agreement (without any material changes thereto) and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder in any material respect such approval or consummation. By giving this proxy, each Stockholder hereby revokes any other proxy granted by the Stockholder to vote on any of the Shares in a manner inconsistent with the foregoing grant. The power and authority hereby conferred shall not be terminated by any act of the Stockholder or by operation of law, by the dissolution of, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all of its successors and assigns.

         3. No Other Grant of Proxy. Each Stockholder will not, directly or indirectly, grant any proxies or powers of attorney with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto or acquired after the date hereof to any person in connection with its vote, consent or other approval sought, in favor of the Merger (as defined in the Merger Agreement), the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, other than as set forth in Sections 1 and 2 hereof.

         4. Transfers. Each Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Shares or any interest therein to any person, unless prior to any such Transfer the transferee of such Shares agrees to be subject to the provisions of this Agreement.

         5. Representations and Warranties of the Stockholders. Each Stockholder, as to such Stockholder, hereby represents and warrants to, and covenants with, USXX as follows:

                  (a) The Stockholder beneficially owns with power to vote the number of Shares shown opposite the Stockholder's name on Schedule A free and clear of any and all liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement and/or the proxy granted hereby. The Stockholder does not own of record or beneficially any shares of capital stock of ONSS or other securities representing or convertible into shares of capital stock of ONSS except as set forth in the preceding sentence;

                  (b) The Stockholder has the full right, power and authority to enter into this Agreement and to grant an irrevocable proxy to USXX with respect to the Shares; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this Agreement and the proxy granted hereby with respect thereto; except as provided in this Agreement, the Stockholder has not granted or agreed to grant any proxy or entered into any voting trust, vote pooling or other agreement with respect to the right to vote or give consents or approvals of any kind and as to the Shares which proxy, trust, pooling or other agreement remains in effect as of the date hereof and is in conflict with this Agreement or the proxy granted hereby;

                  (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder or the exercise of proxy rights by USXX with respect to the Shares;

                  (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to (i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and (ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

                  (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct.

         6. Stockholders' Covenants. Each Stockholder shall not enter into any voting trust agreement, give any proxy or other right to vote the Shares or take any action that would limit the rights of any holder of the Shares to exercise fully the right to vote such Shares that would be in conflict with this Agreement or the proxy granted hereby.

         7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8. Assignment. Except as otherwise provided in Section 4, this Agreement shall not be assigned or delegated by any party hereto, except that USXX may transfer its rights hereunder to any wholly-owned subsidiary of USXX, and except that any assignment of any of the Shares by any Stockholder shall require that such Shares remain subject to this Agreement and the proxy granted hereby. This Agreement shall be binding upon and inure to the benefit of USXX and its successors and assigns and shall be binding upon and inure to the benefit of the Stockholders and their permitted successors and any permitted assigns.

         9. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. In addition to any other legal or equitable remedies to which USXX would be entitled, in the event of a breach or a threatened breach of this Agreement by any Stockholder, USXX shall have the right to obtain equitable relief, including (but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

         10. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by cable, telegram or telex, or mailed by a party hereto by registered or certified mail (return receipt requested) or by a nationally recognized overnight mail delivery service, to other party at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to USXX:         U.S. Technologies Inc.
                                      1130 Connecticut Avenue, NW, Suite 700
                                      Washington, D.C. 20036
                                      Attn: C. Gregory Earls
                                      Co-Chairman and Co-Chief Executive Officer
                                      Fax No.: (202) 466-4557

                  with a copy to:     Fleischman and Walsh, L.L.P.
                                      1400 Sixteenth Street, NW, 6th Floor
                                      Washington, D.C. 20036
                                      Attn: Stephen A. Bouchard, Esq.
                                      Fax No.: (202) 265-5706
                  if to any Stockholder,
                  to such Stockholder:
                                       c/o On-Site Sourcing, Inc.
                                       1111 North 19th Street, Sixth Floor
                                       Arlington, VA 22209
                                       Attn: Christopher J. Weiler
                                       Fax No.: (703) 276-8607

                  with a copy to:      King & Spalding
                                       1730 Pennsylvania Avenue, NW
                                       Washington, D.C. 20006-4707
                                       Attn: Glenn C. Campbell, Esq.
                                       Fax No.: (202) 626-3737

Any party may change its address for notice by notice so given.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         14. Term. This Agreement and the proxy granted herein shall terminate automatically, upon the consummation of the Merger in accordance with and as defined in the Merger Agreement or such other expiration or termination of the Merger Agreement in accordance with its terms (including, without limitation, termination in accordance with Section 8.2(i) of the Merger Agreement on March 31, 2001 if the closing has not occurred prior thereto and on June 30, 2001 if the closing has not occurred by such date because the conditions precedent to the closing set forth in Section 7.2(h) have not been fulfilled), and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except nothing herein will relieve any party from liability for any prior breach hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, USXX has caused this Agreement to be duly executed, and each Stockholder has duly executed this Agreement, on the day and year first above written.

                                             U.S. TECHNOLOGIES INC.


                                             By: /s/ C. Gregory Earls
                                                --------------------------------
                                             Name: C. Gregory Earls
                                             Title: Co-Chairman and Co-Chief
                                                      Executive Officer


                                             /s/ Charles Millar
                                             -----------------------------------
                                             Charles Millar


                                             /s/ Dennis Seynhaeve
                                             -----------------------------------
                                             Dennis Seynhaeve


                                             /s/ Christopher J. Weiler
                                             -----------------------------------
                                             Christopher J. Weiler


                                             /s/ Allan Outlaw
                                             -----------------------------------
                                             Allan Outlaw


                                             /s/ Jason Parikh
                                             -----------------------------------
                                             Jason Parikh


                                             /s/ John Sabanosh
                                             -----------------------------------
                                             John Sabanosh

                                   SCHEDULE A

                  Stockholder                        Number of Shares
                  -----------                        ----------------

                  Charles Millar                            4,000

                  Dennis Seynhaeve                        537,000

                  Christopher J. Weiler                   362,000

                  Allan Outlaw                            209,000

                  Jason Parikh                             14,100

                  John Sabanosh                             3,000

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.


Dated: September 27, 2000                    /s/ Charles Millar
                                             -----------------------------------
                                             Charles Millar

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.


Dated: September 27, 2000                    /s/ Dennis Seynhaeve
                                             -----------------------------------
                                             Dennis Seynhaeve

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.


Dated: September 27, 2000                    /s/ Christopher J. Weiler
                                             -----------------------------------
                                             Christopher J. Weiler

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.


Dated: September 27, 2000                    /s/ Allan Outlaw
                                             -----------------------------------
                                             Allan Outlaw

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.


Dated: September 27, 2000                    /s/ Jason Parikh
                                             -----------------------------------
                                             Jason Parikh

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned appoints U.S. Technologies Inc. as the undersigned's attorney-in fact and proxy, with full power of substitution, for and in the undersigned's name, to vote (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) for purposes of securing the approval and adoption of the Merger Agreement (without any material changes thereto) and the transactions contemplated thereby with respect to all of the shares of Common Stock, par value $0.01 per share, of On-Site Sourcing, Inc. (the "Company"), a Delaware corporation, owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders at which the Merger Agreement is considered, notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the letter agreement, dated of even date herewith, among the undersigned, U.S. Technologies Inc. and On-Site Sourcing, Inc. This proxy is coupled with an interest sufficient in law to support such proxy. This proxy shall terminate automatically and shall have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement, in each case in accordance with the terms of the Merger Agreement.



Dated: September 27, 2000                    /s/ John Sabanosh
                                             -----------------------------------
                                             John Sabanosh